Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly Report of OptimizeRx Corp (the “Company”) on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission (the “Report”), I, Stephen Silvestro, Chief Executive Officer and I, Edward Stelmakh, Chief Financial Officer and Chief Operations Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Stephen Silvestro
Name:	Stephen Silvestro
Title:	Chief Executive Officer
Date:	August 8, 2025

By:	/s/ Edward Stelmakh
Name:	Edward Stelmakh
Title:	Chief Financial Officer and Chief Operations Officer
Date:	August 8, 2025
This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.